                              Strong Growth Fund

                                   EXHIBIT 16

                           SCHEDULE OF COMPUTATION OF
                             PERFORMANCE QUOTATIONS


I.   AVERAGE ANNUAL TOTAL RETURN

     A.   Formula

                   n                    _____
          P (1 + T) = ERV     or T = \n/ERV/P - 1

Where:    P = a hypothetical initial payment of $10,000

          T = average annual total return

          n = number of years

       ERV = ending redeemable value of a hypothetical $10,000 payment made at the beginning of the stated periods at the end of the stated periods.


     B.   Calculation
                 _____
          T = \n/ERV/P - 1

          1.     One-year period 12-31-94 through 12-31-95
                             _____________
                 41.00% = \1/14,100/10,000 - 1

          2.     Since inception 12-31-93 through 12-31-95
                             _____________
                 28.59% = \2/16,535/10,000 - 1


III. TOTAL RETURN

     A.    Formula

           EV-IV
           -----
            IV  =  TR

Where:  EV =  Value at the end of the period, including reinvestment of all dividends and capital gains distributions

        IV =  Initial value of a hypothetical investment at the net asset value

        TR =  Total Return

     B. Calculation

        EV-IV
        -----
         IV  =    TR

        One-year period ended December 31, 1995

          14,100 - 10,000
          ---------------  =  41.00%
              10,000

                              Strong Value Fund

                                  EXHIBIT 16

                          SCHEDULE OF COMPUTATION OF
                            PERFORMANCE QUOTATIONS




        I.   TOTAL RETURN


             A. Formula

                EV-IV
                ------  =    TR
                  IV




        Where:  EV =  Value at the end of the period, including reinvestment of all dividends and capital gains distributions


                IV = Initial value of a hypothetical investment at the net asset value


                TR =  Total Return

             B. Calculation

                EV-IV
                -----   =    TR
                 IV

                Since Inception 12-29-95 through 03-31-96


                10,869-10,000
                -------------   =   8.69%
                   10,000

                            Strong Small Cap Fund

                                  EXHIBIT 16

                          SCHEDULE OF COMPUTATION OF
                            PERFORMANCE QUOTATIONS



        I.   TOTAL RETURN


             A. Formula

                EV-IV
                ------  =    TR
                  IV




        Where:  EV =  Value at the end of the period, including reinvestment of all dividends and capital gains distributions


                IV = Initial value of a hypothetical investment at the net asset value


                TR =  Total Return

             B. Calculation

                EV-IV
                -----   =    TR
                 IV

                Since Inception 12-29-95 through 03-31-96


                11,728-10,000
                -------------   =   17.28%
                   10,000